Exhibit 16.1

September 3, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	USMD Holdings, Inc.

File No. 001-35639

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of USMD Holdings, Inc. dated September 3, 2015 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP